UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2008 (December 22, 2008)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2008, Anthracite Capital, Inc. (the "Company") entered into Amendment No. 1 and Reaffirmation Agreement (the "Amendment and Reaffirmation") to the Credit Agreement, dated as of March 7, 2008 (the "Credit Agreement"), between the Company, as borrower, and BlackRock Holdco 2, Inc. ("Holdco 2"), as lender.  The Amendment and Reaffirmation, among other things, extends the final maturity date to March 5, 2010 and increases the spread by 100 basis points, commencing on January 28, 2009.  The Company also agreed to pay Holdco 2 an extension fee of $150,000.  Holdco 2 is a subsidiary of BlackRock, Inc., the parent of BlackRock Financial Management, Inc., the manager of the Company.

The above summary is not complete and is qualified in its entirety by reference to the full text of the Amendment and Reaffirmation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On December 30, 2008, the Company issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Amendment No. 1 and Reaffirmation Agreement, dated as of December 22, 2008, to Credit Agreement, dated as of March 7, 2008, between Anthracite Capital, Inc., as borrower, and BlackRock Holdco 2, Inc., as lender

99.1	Press Release dated December 30, 2008

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard Shea
Name:	Richard Shea
Title:	President and Chief Operating Officer

Dated:	December 30, 2008